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                                                                   EXHIBIT 14.1



                         FRANKLIN FINANCIAL CORPORATION

                                 CODE OF ETHICS
                                       FOR
              CHIEF EXECUTIVE OFFICER AND SENIOR FINANCIAL OFFICERS

         The Company has a Code of Conduct applicable to all officers and certain other designated employees of the Company. The Chief Executive Officer and all senior financial officers, including the Chief Financial Officer, Corporate Controller and senior accounting personnel identified by the Chief Financial Officer (the "senior financial officers") are bound by the provisions set forth in the Code of Conduct relating to ethical conduct, conflicts of interest and compliance with law. In addition to the Code of Conduct, the Chief Executive Officer and senior financial officers are subject to the following additional specific policies:

      1. The Chief Executive Officer and all senior financial officers are responsible for full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the Company with the SEC. Accordingly, it is the responsibility of the Chief Executive Officer and each senior financial officer to promptly bring to the attention of the Chief Legal Officer and the Chief Financial Officer any material information of which he or she may become aware that affects the disclosures made by the Company in its public filings or otherwise assist the Chief Legal Officer and the Chief Financial Officer in assuring that the Company fulfils its responsibilities in preparation of such disclosures.


      2. The Chief Executive Officer and each senior financial officer shall promptly bring to the attention of the Chief Legal Officer and the Chief Financial Officer any information he or she may have concerning
         (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's financial reporting, disclosures or internal controls.

      3. The Chief Executive Officer and each senior financial officer shall promptly bring to the attention of the Chief Legal Officer, the Chief Financial Officer or the Audit Committee any information he or she may have concerning any violation of the Company's Code of Conduct, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in the Company's financial reporting, disclosures or internal controls.

      4. The Chief Executive Officer and each senior financial officer shall promptly bring to the attention of the Chief Legal Officer, the Chief Financial Officer or the Audit Committee any information he or she may have concerning evidence of a material violation of the securities laws or other laws, rules or regulations applicable to the Company and the operation of its business, by the Company or any agent thereof, or of violation of the Code of Conduct or of these additional policies.

      5. The Board of Directors shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of the Code of Conduct or of these


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         additional policies by the Chief Executive Officer and the Company's senior financial officers. Such action shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code of Conduct and to these additional procedures, and shall include written notices to the individual involved that the Board has determined that there has been a violation, censure by the Board, demotion or re-assignment of the individual involved, suspension with or without pay or benefits (as determined by the Board) and termination of the individual's employment. In determining what action is appropriate in a particular case, the Board of Directors or such designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violation as to the proper course of action, and whether or not the individual in question had committed other violations in the past.




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